Exhibit 24.1

POWER OF ATTORNEY OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of The Gap, Inc. (the “Company”) hereby constitutes and appoints Sonia Syngal, Katrina O’Connell and Julie Gruber, and each of them with power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 (the “Registration Statement”) relating to the registration of an additional 35,000,000 shares of the Company’s Common Stock authorized for issuance under The Gap, Inc. 2016 Long-Term Incentive Plan (as amended and restated effective May 11, 2021) and an additional 12,000,000 shares of the Company’s Common Stock authorized for issuance under The Gap, Inc. Employee Stock Purchase Plan (as amended and restated effective May 11, 2021), and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might do or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed their names hereto as of this 28th day of May 2021.

/s/ John J. Fisher
John J. Fisher

/s/ Robert J. Fisher
Robert J. Fisher

/s/ William S. Fisher
William S. Fisher

/s/ Tracy Gardner
Tracy Gardner

/s/ Isabella D. Goren
Isabella D. Goren

/s/ Bob L. Martin
Bob L. Martin

/s/ Amy Miles
Amy Miles

/s/ Jorge P. Montoya
Jorge P. Montoya

/s/ Chris O’Neill
Chris O’Neill

/s/ Mayo A. Shattuck III
Mayo A. Shattuck III

/s/ Elizabeth A. Smith
Elizabeth A. Smith

/s/ Salaam Coleman Smith
Salaam Coleman Smith

/s/ Sonia Syngal
Sonia Syngal